Exhibit 99.1

Medley Capital Corporation Announces Tax Character of Quarterly Dividend to non-U.S. Stockholders

NEW YORK, NY (February 16, 2018) - Medley Capital Corporation (NYSE:MCC)(TASE:MCC)(the "Company") today announced certain information relating to the tax character of its quarterly distribution of $0.16 per share payable on March 23, 2018. The Company has identified 100%, or $0.16 per share, of this distribution to be non-qualified ordinary taxable income. In accordance with the requirements of the Tel Aviv Stock Exchange, this information will be provided on a quarterly basis going forward. The Company will continue to provide information relating to the tax character of its calendar year distributions on an annual basis.

ABOUT MEDLEY CAPITAL CORPORATION

Medley Capital Corporation is a closed-end, externally managed business development company ("BDC") that trades on the New York Stock Exchange (NYSE:MCC) and the Tel Aviv Stock Exchange (TASE:MCC). Medley Capital Corporation's investment objective is to generate current income and capital appreciation by lending to privately-held middle market companies, primarily through directly originated transactions, to help these companies expand their businesses, refinance and make acquisitions. Our portfolio generally consists of senior secured first lien loans and senior secured second lien loans. In many of our investments, we receive warrants or other equity participation features, which we believe will increase the total investment returns. Medley Capital Corporation is externally managed by MCC Advisors LLC, which is an investment adviser registered under the Investment Advisers Act of 1940, as amended. For additional information, please visit Medley Capital Corporation at www.medleycapitalcorp.com.

ABOUT MCC ADVISORS LLC

MCC Advisors LLC is a subsidiary of Medley Management Inc. (NYSE:MDLY, “Medley”). Medley is an alternative asset management firm offering yield solutions to retail and institutional investors. Medley’s national direct origination franchise, with over 85 people, is a premier provider of capital to the middle market in the U.S. Medley has over $5 billion of assets under management in two business development companies, Medley Capital Corporation (NYSE:MCC)(TASE:MCC) and Sierra Income Corporation, a credit interval fund, Sierra Total Return Fund (NASDAQ:SRNTX) and several private investment vehicles. Over the past 15 years, Medley has provided capital to over 400 companies across 35 industries in North America.1 For additional information, please visit Medley Management Inc. at www.mdly.com.

Medley LLC, the operating company of Medley Management Inc., has outstanding bonds which trade on the New York Stock Exchange under the symbols (NYSE:MDLX) and (NYSE:MDLQ). Medley Capital Corporation is dual-listed on the New York Stock Exchange (NYSE:MCC) and the Tel Aviv Stock Exchange (TASE: MCC) and has outstanding bonds which trade on both the New York Stock Exchange under the symbols (NYSE:MCV), (NYSE:MCX) and the Tel Aviv Stock Exchange under the symbol (TASE: MCC.B1).

FORWARD-LOOKING STATEMENTS

Statements included herein may contain "forward-looking statements". Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of assumptions, risks and uncertainties, which change over time. Actual results may differ materially from those anticipated in any forward-looking statements as a result of a number of factors, including those described from time to time in filings by the Company with the Securities and Exchange Commission. Except as required by law, the Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

SOURCE: Medley Capital Corporation

Investor Relations Contact:
Sam Anderson
Head of Capital Markets & Risk Management
Medley Management Inc.
212-759-0777

Media Contact:
Erin Clark
Teneo Strategy
646-214-8355

1 Medley Management Inc. is the parent company of Medley LLC and several registered investment advisors (collectively, “Medley”). Assets under management refers to assets of our funds, which represents the sum of the net asset value of such funds, the drawn and undrawn debt (at the fund level, including amounts subject to restrictions) and uncalled committed capital (including commitments to funds that have yet to commence their investment periods). Assets under management are as of September 30, 2017.